Exhibit 10.1

2280 North Greenville Avenue, Richardson TX 75082

Contact:

Mike Kovar

Chief Financial Officer
Fossil, Inc.
(972) 699-2229
Investor Relations:	Allison Malkin
Integrated Corporate Relations
(203) 682-8225

HAROLD BROOKS JOINS FOSSIL AS FASHION WATCH DIVISION PRESIDENT

Richardson, TX. November 1, 2004 – Fossil, Inc. (FOSL - Nasdaq NMS) announced today the addition of Harold Brooks, who has joined Fossil as President of the Fashion Watch Division, which includes the FOSSIL and RELIC brands, as well as the licensed watch brands, DKNY, DIESEL, STARCK, COLUMBIA, and MICHAEL KORS. Mr. Brooks brings over 25 years experience in retail, in both domestic and international markets, most recently serving as President and CEO of Koret, an apparel division of Kellwood.

“We are very pleased to have Harold as part of our team.  His background, knowledge and merchandising experience will be a big benefit to Fossil”, said Kosta Kartsotis, Fossil’s Chief Executive Officer. “We look forward to his contributions and overall leadership in the development and growth of the Company’s fashion watch division.”

Prior to Kellwood, Mr. Brooks  served in various senior management positions at Famous Barr and Hecht’s, two divisions of May Department Stores.  At Famous Barr, Mr. Brooks served as President and Chief Executive Officer. At Hecht’s, he served in several positions including those of Sr. Vice President, General Merchandise Manager and Divisional Vice President.

Fossil is a design, development, marketing and distribution company that specializes in consumer products predicated on fashion and value. The company’s principal offerings include an extensive line of fashion watches sold under the company’s proprietary and licensed brands. The company also offers  complementary lines of small leather goods, belts, handbags, sunglasses, jewelry and apparel. The company’s products are sold in department stores and specialty retail stores in over 90 countries around the world, in addition to the company’s e-commerce website at www.fossil.com. Certain product, press release and SEC filing information concerning the Company is available at the website.

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